Exhibit 99.1

Klotho Neurosciences Moves Forward with Manufacturing Gene Therapy for the Treatment of ALS

NEW YORK, June 30, 2025 -- Klotho Neurosciences, Inc. (NASDAQ: KLTO) today announced that it is moving forward with manufacturing and process development work in preparation for clinical trials of KLTO-202, its investigational gene therapy for amyotrophic lateral sclerosis (ALS).

A unique RNA splice variant of the human gene called alpha-Klotho has been licensed by the Company from the Autonomous University of Barcelona (“UAB”) including patents, patent applications, research, knowhow and other intellectual properties for use in the development of advanced gene and gene-engineered cell therapies.  The human alpha-Klotho gene is located in cells found throughout the human body. It is a five exon gene that produces two protein isoforms: a full-length protein found mainly in cells of the kidney called membrane-bound Klotho (or m-KL), which controls phosphate homeostasis, and a much smaller protein isoform called secreted alpha-Klotho (or s-KL). The s-KL RNA splice variant is found mainly in the brain and spinal cord neurons; the variant protein is neuroprotective by minimizing both oxidative stress and neuroinflammation. Animal studies supported by the Company over the past two years in mouse and non-human primate models of rapid aging, in models of human Alzheimer’s disease, and in models of ALS have shown that over-expression and amplification of the tissue levels of s-KL using a gene therapy approach result in highly favorable therapeutic outcomes in every model tested. These results have been published in peer-reviewed scientific journals and now support the transition of KLTO-202 into the clinical development stage.

The Company expects that it will take approximately eight months to complete process development and manufacturing of KLTO-202, and about four to six months to conduct meetings with FDA, complete all FDA-mandated animal safety studies, file an investigational new drug application (IND), train and prepare clinical sites where the Phase I/II studies can be conducted, and then begin the single-dose gene therapy studies in ALS patients by the third quarter of next year. The Company will work with contract research organizations (CROs) to facilitate all activities including manufacturing and clinical trials without the need to hire several dozen staff members, which would significantly increase our operating overhead.

Dr. Joseph Sinkule, the Company’s CEO and founder commented: “With our recent fundraising success, we’re moving forward with manufacturing the s-KL transgene DNA for KLTO-202. We’ve identified a more efficient method of producing the AAV vector to deliver the s-KL gene directly to motor neurons—the cells most affected by ALS. Our goal is to increase local s-KL protein levels to protect these neurons from the damage that leads to voluntary and involuntary muscle paralysis and ultimately death.”

ALS typically progresses rapidly, with most patients losing mobility, respiratory function, and life within just 2–3 years of diagnosis.

About Klotho Neurosciences, Inc. Klotho Neurosciences, Inc. (NASDAQ: KLTO), is a biogenetics company focused on the development of innovative, disease-modifying cell and gene therapies using a protein derived from a patented form of the “anti-aging” human Klotho gene (s-KL), and its novel delivery systems to transform and improve the treatment of neurodegenerative and age-related disorders such as ALS, Alzheimer’s, and Parkinson’s disease. The Company’s current portfolio consists of its proprietary cell and gene therapy programs using DNA and RNA as therapeutics and genomics-based diagnostic assays. The Company is managed by a team of individuals and advisors who are highly experienced in biopharmaceutical product development and commercialization.

Investor Contact and Corporate Communications - Jeffrey LeBlanc, CFO
ir@klothoneuro.com

Website: www.klothoneuro.com

Forward-Looking Statements:

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